UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2010
ECHOSTAR CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-33807 (Commission File Number)	26-1232727 (IRS Employer Identification No.)

100 INVERNESS TERRACE E. ENGLEWOOD, COLORADO (Address of principal executive offices)	80112 (Zip Code)

(303) 706-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 16, 2010, EchoStar Corporation (“EchoStar”) appointed Mr. David J. Rayner as Chief Financial Officer, effective June 17, 2010, succeeding Mr. Bernard L. Han, who will continue in his role of Chief Operating Officer in charge of operations, information technologies, and finance functions of DISH Network Corporation (“DISH Network”).

Mr. Rayner, age 53, has been our Chief Administrative Officer since the spin-off of EchoStar from DISH Network on January 1, 2008.  Prior to that, Mr. Rayner served as Executive Vice President of Installation and Service Networks of DISH Network and had previously held the position of Chief Financial Officer of DISH Network from December 2004 to September 2006.  Before joining DISH Network in December 2004, Mr. Rayner served as Senior Vice President and Chief Financial Officer of Time Warner Telecom in Denver beginning in June 1998.  He received his bachelor’s degree in Accountancy from Northern Illinois University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION
Date: June 17, 2010	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary